VERTEX ENERGY, INC. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

AND PROVIDES STRATEGIC UPDATE ON MOBILE REFINERY ACQUISITION

HOUSTON, TX., March 8, 2022 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the fourth quarter and full-year 2021 ended December 31, 2021.

FOURTH QUARTER 2021 UPDATE

(As compared to the fourth quarter 2020)*

■	Used motor oil (UMO) collection and refining assets deliver record fourth quarter results
■	Total gross profit of $15.5 million, an increase of 201% for the fourth quarter
■	Net loss of $5.3 million during the fourth quarter
■	Adjusted net income of $4.6 million, excluding non-cash and non-recurring items**
■	Adjusted EBITDA of $9.5 million for fourth quarter 2021, an increase of $9.9 million from the fourth quarter 2020

*Inclusive of discontinued operations

**Adjustments include $4.6 million loss on change in derivative liability, $2.1 million impairment loss on assets and $3.5 million in non-recurring transaction-related costs

RECENT STRATEGIC MILESTONES

■	Received $125 million term loan commitment letter from syndicate of established lenders
■	Entered into five-year renewable diesel supply-offtake agreement with Idemitsu Apollo Renewable Corp.
■	Executed agreement with Haldor Topsoe as technology provider on renewable diesel conversion project
■	Plans to assume ownership of the Mobile refinery on April 1, 2022

For the three months ended December 31, 2021, the Company reported a net loss of ($5.3) million, versus a net loss of ($2.9) million in the fourth quarter 2020. The fourth quarter 2021 net loss includes $7.8 million of non-recurring items, including a $4.3 million non-cash loss on a change in the value of a derivative liability and $3.5 million in non-recurring, transaction-related expenses. The Company reported record fourth quarter 2021 Adjusted EBITDA of $9.5 million, versus ($0.4) million the prior-year period. Vertex generated free cash flow of $4.6 million in fourth quarter 2021, versus ($3.9) million in the prior-year period. Schedules reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA, Adjusted EBITDA and Adjusted Net Income, is included later in this release (see also “Non-GAAP Financial Measures”, below).

Fourth quarter 2021 results benefited from elevated utilization rates at both the Marrero and Heartland refineries, improved refined product margins, together with continued growth in UMO collections. Currently, both the Marrero and Heartland refineries are fully operational. First quarter to-date, refined product margins are at levels consistent with the fourth quarter 2021.

For the full-year 2021, including ($22.9) million non-cash loss on derivative liability and non-recurring transaction-related expenses, the Company reported a net loss of ($7.7) million. Vertex generated a record $25.3 million in full-year 2021 Adjusted EBITDA, an increase of $28.1 million versus 2020, driven by strong operational reliability, a more favorable commodity price environment and improved refining economics.

MOBILE REFINERY ACQUISITION UPDATE

As previously disclosed, Vertex has entered into a definitive agreement to acquire a refinery (the “Mobile Refinery”) located in Mobile, Alabama from Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc.

During the first quarter 2022, Vertex reached several key financing and commercial milestones in advance of a planned closing on the Mobile Refinery acquisition.

●	Received $125 million term loan commitment letter. In February 2022, the Company executed a commitment letter with a syndicate of lenders with respect to a three-year, $125 million first-lien senior secured term loan facility. The Term Loan proceeds are expected to be used by Vertex and its direct wholly owned subsidiaries to fund a portion of the purchase price of the Mobile Refinery, a portion of a planned renewable diesel conversion project at the Mobile Refinery, liquidity needs, and certain fees and expenses associated with the closing of the Term Loan. The Term Loan is expected to be secured by substantially all of the present and after-acquired assets of the Company and its subsidiaries and to be guaranteed by the Company and certain of its subsidiaries.

●	Secured renewable diesel offtake agreement. In February 2022, Vertex announced that it has entered into an initial, 5-year product offtake agreement with Idemitsu Apollo Renewable Corporation (“Idemitsu”), a wholly-owned California-based subsidiary of Idemitsu Kosan, which is subject to certain conditions including completion of the Mobile Refinery acquisition and completion of the planned capital project at the Mobile Refinery. As one of the largest suppliers of both conventional and renewable fuels in North America, Idemitsu is a valued offtake partner that provides Vertex with a depth of product marketing experience and access to growing regional markets in the western United States and Canada.

●	Executed contracts with engineering and technology providers for renewable diesel conversion project. During the first quarter 2022, Vertex entered into a definitive agreement with Haldor Topsoe, a global provider of carbon emission reduction technologies for the chemical and refining industries, to lead the technology implementation of the planned conversion of an existing hydrocracking unit at the Mobile Refinery, upon closing of the acquisition. The Mobile Refinery’s hydrocracker is uniquely suited for renewable diesel production, requiring a low complexity conversion process. Vertex has moved forward with initial design, engineering and procurement activities with Worley, a global provider of professional project and asset services in the energy, chemicals, and resources sectors, and expects renewable diesel production to commence by the end of fourth quarter 2022, subject to the completion of the timely acquisition of the refinery and other matters.

MANAGEMENT COMMENTARY

“We delivered record fourth quarter and full-year results, driven by a combination of improved refined product margins, increased sales volumes and strong operational execution at both the Marrero and Heartland refineries,” stated Benjamin P. Cowart, President and CEO of Vertex Energy. “Excluding transaction costs related to the planned Mobile Refinery acquisition, fourth quarter Adjusted EBITDA increased to a record $9.5 million, an increase of nearly $10 million versus the prior-year period. During January and February 2022, refined product margin held consistent with fourth quarter levels, while demand for refined products remains strong across our core end-markets.”

“We currently expect to close on our acquisition of the Mobile Refinery over the coming weeks, as planned,” continued Cowart. “During the first quarter, we received a commitment letter on a $125 million term loan that has been funded into escrow and are in discussions regarding a working capital facility required to close the transaction. We also finalized an important product supply agreement with Idemitsu Apollo that will ensure off-take for all produced renewable diesel fuel production at the Mobile Refinery over an initial five year-term, while continuing to transition commercial operations at the refinery for a safe, timely and seamless transition of operations to Vertex, upon completion of the acquisition.”

“We currently expect to begin producing renewable diesel (“RD”) at the Mobile refinery by year-end 2022, with RD production ramping up to 14,000 barrels per day by mid-year 2023,” continued Cowart. “We continue to believe that Vertex is uniquely positioned to capitalize on growing demand for advanced renewable fuels, driven by carbon-reduction policies supportive of the global energy transition.”

“As an energy transition company of scale, we intend to launch an internal ESG reporting initiative beginning in late 2022,” stated Cowart. “We believe that our legacy UMO collections and re-refining assets, together with the renewable fuels capabilities we intend to introduce at the Mobile Refinery in late 2022, position us as a key participant in the journey toward decarbonization. We look forward to providing a heightened level of disclosure and transparency as our business enters this next chapter of growth.”

BALANCE SHEET

As of December 31, 2021, the Company had total cash available of $36 million and $100 million of restricted cash, respectively.  Total cash and availability as of December 31, 2021 included $13 million of cash limited to use by the two special purpose vehicles (SPVs). Vertex had total term or senior secured debt outstanding of $140 million net of OID as of December 31, 2021.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

To participate in the live teleconference:

Domestic Live:	888-506-0062

To listen to a replay of the teleconference, which will be available through March 15, 2022:

Domestic Replay:	877-481-4010
Conference ID:	44350

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-quality refined products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, Vertex’s ability to satisfy closing conditions associated with the previously disclosed and contemplated Mobile Refinery acquisition; the Company’s ability to raise sufficient capital to complete the Mobile Refinery acquisition and planned capital projects and the terms of such funding; the ability of Vertex and the lenders of the planned senior term loan to agree on mutually acceptable loan agreements and terms; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the Mobile Refinery acquisition transaction on the terms disclosed, if at all, the right of one or both of Vertex or the counterparty to the Mobile Refinery acquisition agreement to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million payable by Vertex under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned Mobile Refinery acquisition transaction; the ability to obtain consents, and meet closing conditions to the Mobile Refinery acquisition on a timely basis or at all, including the risk that approvals or other consents required for the acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect Vertex’s Mobile Refinery acquisition or the expected benefits of the transaction; difficulties and delays in integrating the Mobile Refinery; the Company’s plans for financing the Mobile Refinery acquisition and planned projects; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the recently sold senior convertible notes, the conversion rights associated therewith, dilution caused by such conversions, and the Company’s ability to comply with required covenants thereunder and pay amounts due under such senior notes, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with our partners; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company’s continued growth; risks associated with the lenders’ requirement to fund the Term Loan contemplated by the commitment letter, including the occurrence of conditions prerequisite thereto and rights to terminate such lending commitment, and the ultimate terms of such Term Loan; the expected benefits, output, financial metrics and production of proposed transactions; and the expected benefits, output, financial metrics and production of proposed transactions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q (including the upcoming Annual Report on Form 10-K for the year ended December 31, 2021). These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial and production projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the closing of the timely acquisition of the Mobile Refinery, as previously publicly disclosed and the successful funding of planned capital projects following the acquisition. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures for continued and discontinued operations. EBITDA represents net income before interest, taxes, depreciation and amortization for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, gain (loss) on change in value of derivative warrant liability, unrealized gains and losses on derivative instruments for hedging, impairment loss on assets, and Shell refinery transaction related activities for continued and discontinued operations. Adjusted net income is defined as net loss before gain (loss) on change in value of derivative warrant liability, impairment loss on assets, and Shell refinery transaction related activities for continued and discontinued operations. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Adjusted net income is presented based on our management’s belief that this non-GAAP financial measure enables a user of financial information to understand the impact of identified adjustments on reported results. Free Cash Flow, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, working capital needs; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income differently than Vertex does, limiting its usefulness as a comparative measure. For example, adjusted Free Cash Flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Loss attributable to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” and “Reconciliations of Unaudited Net Loss to Adjusted Net Income (Loss)”, each included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$36,129,941	$10,895,044
Restricted cash	100,496,998	100,125
Accounts receivable, net	5,296,867	5,211,621
Inventory	3,735,878	1,458,288
Derivative commodity asset	95,980	—
Prepaid expenses and other current assets	4,279,732	2,588,887
Assets held for sale	84,116,152	9,531,423
Total current assets	234,151,548	29,785,388

Fixed assets, at cost	13,811,835	14,848,813
Less accumulated depreciation	(2,045,241)	(1,573,025)
Fixed assets, net	11,766,594	13,275,788
Finance lease right-of-use assets	—	18,100
Operating lease right-of-use assets	5,011,454	4,734,497
Intangible assets, net	358,881	466,546
Other assets	14,771,642	1,008,733
Assets held for sale, noncurrent	—	72,810,906
TOTAL ASSETS	$266,060,119	$122,099,958

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$4,216,275	$3,310,992
Accrued expenses	3,617,902	1,648,964
Dividends payable	—	606,550
Finance lease-current	302,166	271,099
Operating lease-current	959,573	783,747
Current portion of long-term debt, net of unamortized finance costs	2,413,295	6,711,708
Revolving note	—	133,446
Derivative commodity liability	—	94,214
Liabilities held for sale, current	37,644,312	12,634,231
Total current liabilities	49,153,523	26,194,951

Long-term debt	114,480	5,636,957
Convertible Senior unsecured notes due 2027, net	64,015,929	—
Finance lease-non-current	—	617,679
Operating lease-non-current	4,051,881	3,950,750
Derivative liability	75,210,525	330,412
Liabilities held for sale, noncurrent	—	24,078,274
Total liabilities	192,546,338	60,809,023

COMMITMENTS AND CONTINGENCIES	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, zero and 4,102,690 shares issued and outstanding at December 31, 2021 and 2020, respectively with liquidation preference of zero and $12,718,339 at December 31, 2021 and 2020, respectively.	—	12,718,339
Series B1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, zero and 7,399,649 shares issued and outstanding at December 31, 2021 and 2020, respectively with liquidation preference of zero and $11,036,173 at December 31, 2021 and 2020, respectively.	—	11,036,173

Redeemable non-controlling interest	43,446,684	31,611,674
Total temporary equity	43,446,684	55,366,186

EQUITY
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 385,601 and 419,859 shares issued and outstanding at December 31, 2021 and 2020, respectively, with a liquidation preference of $574,546 and $625,590 at December 31, 2021 and December 31, 2020, respectively.	386	420
Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated; zero shares issued and outstanding at December 31, 2021 and 2020.	—	—
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 63,287,965 and 45,554,841 issued and outstanding at December 31, 2021 and 2020, respectively.	63,288	45,555
Additional paid-in capital	138,620,254	94,569,674
Accumulated deficit	(110,614,035)	(90,008,778)
Total Vertex Energy, Inc. stockholders’ equity	28,069,893	4,606,871
Non-controlling interest	1,997,204	1,317,878
Total equity	30,067,097	5,924,749
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$266,060,119	$122,099,958

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 and 2019

(Unaudited)

	2021	2020	2019
Revenues	$115,781,375	$47,019,043	$18,357,575
Cost of revenues (exclusive of depreciation and amortization shown separately below)	110,720,368	45,520,115	16,952,135
Depreciation and amortization attributable to costs of revenues	486,428	458,155	461,110
Gross profit	4,574,579	1,040,773	944,330

Operating expenses:
Selling, general and administrative expenses	17,732,690	8,117,429	6,657,178
Loss on assets impairment	2,123,703	—	—
Depreciation and amortization attributable to operating expenses	107,664	71,776	—
Total operating expenses	19,964,057	8,189,205	6,657,178
Loss from operations	(15,389,478)	(7,148,432)	(5,712,848)
Other income (expense):
Other income	4,222,000	101	920,197
Loss on sale of assets	(64,278)	(124,515)	(74,111)
Gain (loss) on change in value of derivative warrant liability	(15,685,355)	1,638,804	(487,524)
Interest expense	(3,487,448)	(409,849)	(541,250)
Total other income (expense)	(15,015,081)	1,104,541	(182,688)
Loss from continuing operations before income tax	(30,404,559)	(6,043,891)	(5,895,536)
Income tax benefit	—	—	—
Loss from continuing operations	(30,404,559)	(6,043,891)	(5,895,536)
Income (loss) from discontinued operations, net of tax	22,743,382	(5,352,285)	409,983
Net loss	(7,661,177)	(11,396,176)	(5,485,553)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	206,804	363,732	(436,974)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	10,495,772	276,208	—
Net loss attributable to Vertex Energy, Inc.	(18,363,753)	(12,036,116)	(5,048,579)

Accretion of redeemable noncontrolling interest to redemption value	(1,992,360)	(15,135,242)	(2,279,371)
Accretion of discount on Series B and B-1 Preferred Stock	(507,282)	(1,687,850)	(2,489,722)
Dividends on Series B and B-1 Preferred Stock	258,138	(1,903,057)	(1,627,956)

Net loss available to shareholders from continuing operations	(32,852,867)	(25,133,772)	(11,855,611)
Net income (loss) available to shareholders from discontinued operations, net of tax	12,247,610	(5,628,493)	409,983
Net loss available to common stockholders	$(20,605,257)	$(30,762,265)	$(11,445,628)
Basic income (loss) per common share
Continuing operations	$(0.58)	$(0.55)	$(0.29)
Discontinued operations, net of tax	0.22	(0.12)	0.01
Basic loss per common share	$(0.36)	$(0.67)	$(0.28)

Diluted income (loss) per common share
Continuing operations	$(0.58)	$(0.55)	$(0.29)
Discontinued operations, net of tax	0.22	(0.12)	0.01
Diluted loss per common share	$(0.36)	$(0.67)	$(0.28)

Shares used in computing loss per share
Basic	56,302,716	45,509,470	40,988,946
Diluted	56,302,716	45,509,470	40,988,946

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2021, 2020 AND 2019

(Unaudited)

	Common Stock		Series A Preferred		Series C Preferred		Additional Paid-in	Accumulated	Non-controlling	Total
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Capital	Deficit	Interest	Equity
Balance on December 31, 2018	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	28,809,044
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,627,956)	—	(1,627,956)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(2,489,722)	—	(2,489,722)
Share based compensation expense	—	—	—	—	—	—	642,840	—	—	642,840
Exercise of options to common	78,425	79	—	—	—	—	6,996	—	—	7,075
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	970,809	—	—	970,809
Conversion of Series B1 Preferred stock to common	1,642,317	1,642	—	—	—	—	2,560,373	—	—	2,562,015
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(2,279,371)	—	(2,279,371)
Issue of common stock and warrants	1,500,000	1,500	—	—	—	—	2,215,211	—	—	2,216,711
Net loss	—	—	—	—	—	—	—	(5,048,579)	(436,974)	(5,485,553)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	61,668	61,668
Balance on December 31, 2019	43,395,563	43,396	419,859	420	—	—	81,527,351	(59,246,514)	777,373	23,102,026
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,903,057)	—	(1,903,057)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,687,850)	—	(1,687,850)
Conversion of B1 Preferred Stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Share based compensation expense	—	—	—	—	—	—	656,111	—	—	656,111
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(15,135,242)	—	(15,135,242)
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Net loss	—	—	—	—	—	—	—	(12,036,115)	639,940	(11,396,175)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(99,435)	(99,435)
Balance on December 31, 2020	45,554,841	45,555	419,859	420	—	—	94,569,674	(90,008,778)	1,317,878	5,924,749
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(507,282)	—	(507,282)
Conversion of B1 Preferred Stock to common stock	7,722,084	7,722	—	—	—	—	12,038,719	—	—	12,046,441
Exercise of B1 warrants	3,092,912	3,093	—	—	—	—	16,402,725	—	—	16,405,818
Exercise of options	1,799,590	1,800	—	—	—	—	2,187,891	—	—	2,189,691
Share based compensation expense	—	—	—	—	—	—	862,564	—	—	862,564
Conversion of Series A Preferred stock to common stock	34,258	34	(34,258)	(34)	—	—	—	—	—	—
Conversion of Series B Preferred Stock to common stock	5,084,280	5,084	—	—	—	—	12,558,681	630,321	—	13,194,086
Contribution from noncontrolling interest	—	—	—	—	—	—	—	—	(11,231)	(11,231)
Distribution to noncontrolling interest	—	—	—	—	—	—	—	—	(169,368)	(169,368)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(1,992,360)	—	(1,992,360)
Net loss	—	—	—	—	—	—	—	(18,363,753)	10,702,576	(7,661,177)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(9,842,651)	(9,842,651)
Balance on December 31, 2021	63,287,965	$63,288	385,601	$386	—	$—	$138,620,254	$(110,614,035)	$1,997,204	$30,067,097

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2021, 2020  AND 2019

(Unaudited)

	2021	2020	2019
Cash flows from operating activities
Net loss	$(7,661,177)	$(11,396,176)	$(5,485,553)
Net income (loss) from discontinued operations, net of tax	22,743,382	(5,352,285)	409,983
Net loss from continuing operations	(30,404,559)	(6,043,891)	(5,895,536)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Stock-based compensation expense	862,564	656,111	642,840
Depreciation and amortization	594,092	529,931	461,110
Provision (recovery) for bad debt	646,910	12,176	(267,876)
Loss (Gain) on commodity derivative contracts	2,257,592	(3,476,593)	2,458,359
Gain on forgiveness of debt	(4,222,000)	—	—
Net cash settlement on commodity derivatives	(2,436,055)	4,253,198	(2,841,052)
Loss on sale of assets	64,278	124,515	74,111
Loss on assets impairment	2,123,703	—	—
Amortization of debt discount and deferred costs	1,231,492	47,826	573,908
Loss (Gain) on change in value of derivative warrant liability	15,685,355	(1,638,804)	487,524
Reduction in contingent consideration	—	—	(15,564)
Changes in operating assets and liabilities net of acquisitions:
Accounts receivable	(677,786)	(1,384,179)	243,947
Inventory	(2,245,732)	389,010	567,800
Prepaid expenses	(1,702,576)	(19,276)	(422,289)
Accounts payable	835,914	1,651,016	(166,121)
Accrued expenses	1,967,172	(407,150)	470,252
Other assets	(100,000)	(644,060)	(222,995)
Net cash used in operating activities from continuing operations	(15,519,636)	(5,950,170)	(3,851,582)
Cash flows from investing activities
Internally developed software	—	(49,229)	(489,093)
Deposit for refinery purchase and related costs	(13,662,910)	—	—
Proceeds from the sale of assets	75,168	74,965	232,020
Acquisition of business, net of cash	2,058	(1,822,690)	—
Purchase of fixed assets	(1,144,787)	(937,276)	(214,945)
Net cash used in investing activities from continuing operations	(14,730,471)	(2,734,230)	(472,018)
Cash flows from financing activities
Line of credit payments, net	(133,446)	(3,142,784)	(568,406)
Proceeds received from exercise options and warrants	6,921,846	—	7,075
Proceeds received from issuance of common stock options and warrants	—	—	2,216,711
Contribution received from shareholder	2,260	—	—
Distribution to non-controlling interest	(169,368)	—	(285,534)
Contribution received from redeemable noncontrolling interest	—	21,000,000	3,150,000
Payments on finance leases	(586,612)	(226,431)	(79,790)
Payment of debt issuance costs	—	—	—
Proceeds from issuance of notes payable	143,830,975	8,217,195	2,809,139
Payments made on notes payable	(15,835,707)	(10,366,701)	(4,660,120)
Net cash provided by financing activities from continuing operations	134,029,948	15,481,279	2,589,075

Discontinued operations:
Net cash provided by operating activities	25,202,336	5,227,024	6,324,749
Net cash used in investing activities	(3,093,278)	(5,052,429)	(3,154,422)
Net cash used in financing activities	(257,129)	(176,130)	(85,808)
Net cash provided by (used in) discontinued operations	21,851,929	(1,535)	3,084,519

Net change in cash and cash equivalents and restricted cash	125,631,770	6,795,344	1,349,994
Cash and cash equivalents and restricted cash at beginning of the year	10,995,169	4,199,825	2,849,831
Cash and cash equivalents and restricted cash at end of year	$136,626,939	$10,995,169	$4,199,825

SUPPLEMENTAL INFORMATION
Cash paid for interest	$2,273,304	$1,050,741	$2,505,852
Cash paid for income taxes	$—	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$24,610,207	$3,368,474	$2,562,015
Dividends on Series B and B-1 Preferred Stock	$(258,138)	$1,903,057	$1,627,956
Initial adjustment of carrying amount of redeemable noncontrolling interest	$—	$9,091,068	$970,809
Accretion of discount on Series B and B-1 Preferred Stock	$507,282	$1,687,850	$2,489,722
Accretion of redeemable noncontrolling interest to redemption value	$1,992,360	$15,135,242	$2,279,371
Equipment acquired under leases standard	$—	$1,017,638	$621,000

The following unaudited summarized financial information is reported as Continued Operations for the three and twelve months ended December 31, 2021, and 2020.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$31,786,645	$17,422,437	$115,781,375	$47,019,043
Cost of revenues (exclusive of depreciation shown separately below)	31,348,645	16,899,341	110,720,368	45,520,115
Depreciation and amortization attributable to costs of revenues	127,523	127,225	486,428	458,155
Gross profit	310,477	395,871	4,574,5579	1,040,773
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	5,620,739	2,197,442	17,732,690	8,117,429
Loss on Assets Impairment	2,123,703	—	2,123,703	—
Depreciation and amortization expense attributable to operating expenses	26,916	26,916	107,664	71,776
Total Operating expenses	7,771,358	2,224,358	19,964,057	8,189,205
Income (loss) from operations	(7,460,881)	(1,828,487)	(15,389,478)	(7,148,432)
Other income (expense)
Other income (expense)	—	—	4,222,000	101
Gain (loss) on sale of assets	(62,351)	(425)	(64,278)	(124,515)
Gain (loss) on change in value of derivative liability	(4,305,233)	(205,566)	(15,685,355)	1,638,804
Interest expense	(2,884,049)	(117,915)	(3,487,448)	(409,849)
Total other income (expense)	(7,251,633)	(323,906)	(15,015,081)	1,104,541
Income (loss) before income tax	(14,712,514)	(2,152,393)	(30,404,559)	(6,043,891)
Income tax benefit (expense)	—	—	—	—
Income (loss) from continued operations, net of tax	$(14,712,514)	$(2,152,393)	$(30,404,559)	$(6,043,891)

The following unaudited summarized financial information has been segregated from the unaudited continuing operations and reported as Discontinued Operations for the three and twelve months ended December 31, 2021, and 2020.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$44,747,367	$22,644,864	$149,704,184	$88,009,445
Cost of revenues (exclusive of depreciation shown separately below)	28,201,496	16,645,326	100,010,253	68,245,895
Depreciation and amortization attributable to costs of revenues	1,319,219	1,231,807	5,122,435	4,632,197
Gross profit	15,226,652	4,767,731	44,571,496	15,131,353
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	5,364,741	4,974,174	19,600,523	18,026,835
Depreciation and amortization expense attributable to operating expenses	455,953	455,953	1,823,812	1,823,812
Total Operating expenses	5,820,694	5,430,127	21,424,335	19,850,647
Income (loss) from operations	9,405,598	(662,396)	23,147,161	(4,719,294)
Other income (expense)
Other income (expense)	—	—	—	—
Interest expense	(43,069)	(127,994)	(403,779)	(632,991)
Total other income (expense)	(43,069)	(127,994)	(403,779)	(632,991)
Income (loss) before income tax	9,362,890	(790,390)	22,743,382	(5,352,285)
Income tax benefit (expense)	—	—	—	—
Income (loss) from discontinued operations, net of tax	$9,362,890	$(790,390)	$22,743,382	$(5,352,285)

Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Income (Loss) to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net income (loss)	$(5,349,624)	$(2,942,783)	$(7,661,177)	$(11,396,175)
Add (deduct):
Interest Income	—	—	—	(101)
Interest Expense	2,927,117	245,910	3,891,227	1,180,354
Depreciation and amortization	1,929,611	1,841,901	7,540,339	8,638,407
EBITDA	(492,896)	(854,972)	3,170,389	(1,577,515)

Add (deduct):
Other income	—	—	(4,222,000)	—
Impairment loss on assets	2,123,703	—	2,123,703	—
Loss (gain) on change in value of derivative warrant liability	4,305,233	205,565	15,685,355	(1,638,804)
Unrealized (gain) loss on derivative instruments	(251,909)	70,219	(190,193)	(281,637)
Shell transaction related expenses	3,565,420	—	7,295,296	—
Stock-based compensation	249,939	165,155	862,565	656,112
Adjusted EBITDA *	$9,499,490	$(414,033)	$25,325,115	$(2,841,844)

Net cash provided by (used in) operating activities	$6,363,241	$(1,427,581)	$9,682,700	$(76,397)
Deduct: capital expenditures	(1,738,710)	(2,466,289)	(4,238,065)	(6,685,684)
Free cash flow	$4,624,531	$(3,893,870)	$5,444,635	$(6,762,081)

* EBITDA, Adjusted EBITDA, and free cash flow are non-GAAP financial measures. EBITDA represents net income before interest, taxes, depreciation and amortization for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability, impairment loss on assets, unrealized gains and losses on derivative instruments for hedging, and Shell refinery transaction related activities for continued and discontinued operations. Free cash flow represents net cash provided by (used in) operating activities for continued and discontinued operations, less capital expenditures for continued and discontinued operations. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.

Reconciliations of Unaudited Net Income (Loss) to Adjusted Net Income (Loss)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net income (loss)	$(5,349,624)	$(2,942,783)	$(7,661,177)	$(11,396,175)
Add (deduct):

Loss (gain) on change in value of derivative warrant liability	4,605,233	205,565	15,685,355	(1,638,804)
Impairment loss on assets	2,123,703	—	2,123,703	—
Shell transaction related expenses	3,565,420	—	7,295,296	—
Adjusted Net Income (loss)*	$4,644,732	$(2,737,218)	$17,443,177	$(13,034,979)

* Adjusted net income is presented based on our management’s belief that this non-GAAP financial measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted net income is defined as net loss before gain (loss) on change in value of derivative warrant liability, impairment loss on assets, and Shell refinery transaction related activities for continued and discontinued operations. Adjusted net income is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.